[GRAPHIC OMITTED]


                          THERMOGENESIS CORP. ANNOUNCES
                FOURTH QUARTER AND FISCAL YEAR FINANCIAL RESULTS

RANCHO CORDOVA, Calif. (September 7, 2006) - ThermoGenesis Corp. (NASDAQ: KOOL), a company that designs and develops enabling technologies for cell therapy and surgical wound care, today announced results for its fiscal fourth quarter and full year ended June 30, 2006.

For the quarter ended June 30, 2006, ThermoGenesis reported net revenues of $3,557,000 compared to net revenues of $3,099,000 in the fourth quarter of fiscal 2005, an increase of 14.8%. For fiscal year 2006, ThermoGenesis reported net revenues of $12,048,000, an 18.4% increase over the prior year net revenues of $10,177,000.

For the quarter ended June 30, 2006, ThermoGenesis reported a net loss of $(1,482,000) or $(0.03) per basic and diluted common share compared to $(2,383,000) or $(0.05) per basic and diluted common share for the three months ended June 30, 2005. For the year ended June 30, 2006, ThermoGenesis' net loss was $(6,142,000) or $(0.12) per basic and diluted common share, compared to a net loss of $(8,220,000) or $(0.18) for the comparable period ended June 30, 2005.

"During fiscal 2006 we achieved many significant milestones, especially for our Cell Therapy business, including a key distribution agreement with GE Healthcare, Federal legislation to finance cord blood inventory, market acceptance and long term supply agreements with the leading cord blood banks that have positioned the Company for significant growth. Further, Fiscal 2006 ended with a strong cash position, higher revenues, improved gross margins and a meaningful reduction in our loss", said ThermoGenesis' Chairman and Chief Executive Officer, Philip H. Coelho. "To provide maximum focus on the execution of our revenue goals we will restructure our operations including enhancing our manufacturing, marketing, scientific affairs and engineering capabilities as well as expanding the executive management team."

FY2006 Cell Therapy Milestones

     o In October 2005, GE Healthcare, a unit of General Electric Company and ThermoGenesis announced a global distribution agreement for the AutoXpress(TM) and the BioArchive(R) System and a research and development partnership for product line extensions for the AutoXpress and BioArchive platforms.

     o In December 2005, President Bush signed into law the "Stem Cell Therapeutic and Research Act of 2005" which finances a national inventory of 150,000 cryopreserved cord blood stem cell units for clinical use, homeland security and critically needed stem cell research.

     o    In  March  2006,  GE  Healthcare  launched  ThermoGenesis'  AutoXpress
          System.

     o In June 2006, New York Blood Center announced that its National Cord Blood Program (NCBP), the largest public cord blood bank in the world, adopted the AutoXpress System which, when combined with the BioArchive System, enables automation of the key production steps of cord blood stem cell banking.

     o Sales of BioArchive, an automated cryogenic device used by cord blood stem cell banks to cryopreserve and archive cord blood stem cell units for transplant, extended the Company's market penetration to a total of 135 units in 29 countries.

     Post FY2006

     o In August 2006, GE Healthcare and Cord Blood Registry (CBR), the world's largest family cord blood bank, announced a multi-year contract to supply CBR with ThermoGenesis' AutoXpress cord blood processing system and disposables and ThermoGenesis signed a Product Development and Supply Assurance Agreement with CBR which assures the supply of AutoXpress products for a 15-year period.

FY2006 Surgical/Wound Care Milestones

     o In fiscal year 2006, ThermoGenesis completed non-exclusive world-wide distribution agreements with Biomet, Inc. and Medtronic, Inc. for ThermoGenesis' Thrombin Processing Device(TM) (TPD), a hand-held disposable device designed for the rapid production of autologous thrombin from blood plasma within an operating room. These products were granted initial regulatory permission to be sold in Europe and Canada for use with Biomet and Medtronic's platelet sequestering devices that are marketed in the autologous platelet gel market. In addition, ThermoGenesis signed an agreement with Asahi Medical to distribute the TPD for use in the manual cryoprecipitate market for fibrin sealant in Japan. Asahi has filed for marketing approval with the regulatory authorities in Japan.

     o In January 2006, ThermoGenesis announced the U.S. Food and Drug Administration's Center for Biologics Evaluation and Research was reviewing the Company's pre-market application (PMA) for CryoSeal(R) Fibrin Sealant (FS) in liver resection surgeries. The PMA submission was based on clinical results from a Phase III trial evaluating the safety and efficacy of CryoSeal FS as an adjunct to hemostasis in liver resection surgery against a control, Instat, a collagen absorbable hemostat. If approved, CryoSeal would be the only fibrin sealant produced from the patient's own blood (autologous) to be marketed in the United States.

     o In June 2006, ThermoGenesis completed development and Biomet initiated shipment of the Clotalyst, a custom thrombin processing device used exclusively with Biomet's Graviational Platelet Separation (GPS) system. In the surgical suite, Clotalyst derived thrombin is combined with GPS sequestered platelets to create an autologous platelet gel in less than 30 minutes. Last quarter Biomet began to market this product in Europe and Canada.

     Post FY2006

     o In August 2006, ThermoGenesis signed an agreement with Biomet Biologics, Inc. to produce a fibrinogen disposable that, in combination with Biomet's Clotalyst, makes autologous fibrin sealant in the operating room in approximately 30 minutes for surgeries that require 6 ml, or less, of fibrin sealant. Under this agreement, Biomet Biologics will pay ThermoGenesis up to $1,100,000 in milestone payments to develop the intra-operative fibrinogen disposable and additional revenues upon the commencement of sales.

Corporate Milestones

     o In February 2006, the Company completed a public offering of 8,800,000 shares of its common stock, which included the over allotment option completed in March 2006, at $4.00 per share. Net proceeds after Company expenses from the offering were approximately $32,338,000.

Fourth Quarter and Full Year Financial Detail

For the quarter ended June 30, 2006, ThermoGenesis reported net revenues of $3,557,000 compared to net revenues of $3,099,000 in the fourth quarter of fiscal 2005, an increase of 14.8%. Net revenues for full year fiscal year 2006 totaled $12,048,000 compared to net revenues of $10,177,000 for fiscal year 2005, an increase of 18.4%.

Gross margin on net sales was 37.1% for the quarter ended June 30, 2006 and 36.0% for the twelve months ended June 30, 2006, compared to 29.2% and 30.3% for the comparable periods in fiscal 2005.

Selling, general and administrative expenses for the quarter ended June 30, 2006 were $2,055,000, compared to $1,605,000 in the comparable 2005 period. For the twelve months ended June 30, 2006, selling, general and administrative expenses were $7,156,000 versus $5,837,000 for the comparable period 2005. The increase in expenses in both periods was primarily due to the Company's adoption of Statement 123(R) as of July 1, 2005, which resulted in $868,000 of stock based compensation expense for the year and $226,000 for the fourth quarter, as well as an increase in commissions and incentive compensation payouts and an increase in professional fees for the full year period.

Research and Development expenses for the quarter ended June 30, 2006 were $1,202,000, versus $1,732,000 for the comparable period of 2005. For the twelve months ended June 30, 2006, the total spent on Research and Development was $4,157,000, compared to $5,673,000 for fiscal 2005. Lower spending for both periods was driven primarily by a reduction in costs associated with design and development services for the AutoXpress System, which was launched during fiscal 2006 and a decrease in clinical trial costs related to the completed CryoSeal FS human clinical trial.

                       Reconciliation of Non-GAAP Measures
                                   (Unaudited)

                                                                     Three Months Ended                    Twelve Months Ended
Net loss reconciliation:                                                  June 30,                              June 30,
------------------------
                                                                   2006               2005               2006              2005
                                                              ----------------   ---------------     --------------     ------------
Net loss, as reported                                            $(1,482,000)      $(2,383,000)       $(6,142,000)      $(8,220,000)
     Stock-based compensation under new accounting
       rules(1)                                                     (266,000)                 -        (1,039,000)                 -
                                                              ----------------   ---------------     --------------    -------------
Adjusted net loss                                                $(1,216,000)      $(2,383,000)       $(5,103,000)      $(8,220,000)
                                                              ================   ===============     ==============    =============

Net loss per common share reconciliation:
Basic and diluted net loss per common share, as reported              $(0.03)           $(0.05)            $(0.12)           $(0.18)
     Stock-based compensation under new accounting
       rules(1)                                                       $(0.01)                 -            $(0.02)                 -
                                                              ----------------   ---------------     --------------    -------------
Adjusted basic and diluted net loss per common share                  $(0.02)           $(0.05)            $(0.10)           $(0.18)
                                                              ================   ===============     ==============    =============

Notes to Reconciliation of Non-GAAP Measures:
(1) ThermoGenesis adopted new accounting guidelines requiring expensing of stock-based compensation beginning in Fiscal Q1 2006

For the three and twelve months ended June 30, 2006, we also reported in this press release non-GAAP financial results of expenses for net loss and diluted shares used in the calculation of adjusted earnings per share. These expenses were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123(R). The Company believes that excluding the impact of expensing stock options and the related effect of adopting SFAS No. 123(R) will facilitate comparisons between periods before, during and after such expenses are incurred.

Company Conference Call

Management will host a conference call today, September 7, 2006 at approximately 11:00 AM (PDT) to review the fourth quarter and full year financial results and other corporate events, followed by a Q&A session. Participants are asked to call in approximately 5 minutes before the conference call begins.

  Conference Call Details:
  Date:                                      Thursday, September 7, 2006
  Time:                                      11:00 AM (PDT)
  Dial-in (International):                   412-858-4600
  Conference name:                           "ThermoGenesis"

An audio replay of the conference call will be available beginning approximately two hours after completion of the call for the following five business days. To access the replay:

  Access number (U.S.):                      877-344-7529
  Access number (International):             412-317-0088
  Conference ID#:                            "385107"

About ThermoGenesis Corp.

ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These products include:

     o The BioArchive System, an automated cryogenic device, is used by cord blood stem cell banks in 29 countries for cryopreserving and archiving cord blood stem cell units for transplant. GE Healthcare is the non-exclusive global distribution partner for the BioArchive System.

     o The AutoXpress System (AXP), is a newly developed semi-automated device and companion sterile closed blood processing disposable, to harvest stem cells from cord blood. GE Healthcare is the exclusive global distribution partner for the AutoXpress System.

     o The CryoSeal FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. Enrollment in a 150-patient U.S. pivotal clinical trial has been completed and a PMA is being reviewed by the FDA. The CryoSeal FS System has received the CE-Mark. From a marketing perspective, the CE Mark is the European equivalent to an FDA approval, in that it allows sales of the product throughout the European community.

     o The Thrombin Processing Device (TPD) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes. The CE-Marked TPD is currently being marketed in Europe by Biomet, Inc., subsidiary Biomet Biologics, Medtronic, Inc. and independent distributors.

This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers' purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers' products, introduction timing and acceptance of our new products scheduled for fiscal year 2006, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2006. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.


                               ThermoGenesis Corp.
                     Web site: http://www.ThermoGenesis.com
                      Contact: Fern Lazar of Lazar Partners

                               THERMOGENESIS CORP.
                            Condensed Balance Sheets
              -----------------------------------------------------

ASSETS

                                                                                June 30             June 30
                                                                                 2006                 2005
                                                                        ------------------------------------
Current assets:
  Cash and cash equivalents                                                    $3,527,000         $9,568,000
  Short-term investments                                                       35,472,000                  0
  Accounts receivable, net                                                      3,773,000          2,917,000
  Inventories                                                                   2,792,000          3,280,000
  Other current assets                                                            462,000            469,000

                                                                    -----------------------------------------


      Total current assets                                                     46,026,000         16,234,000

Equipment, net                                                                  1,489,000          1,184,000

Other assets                                                                       88,000             48,000

                                                                    -----------------------------------------


                                                                              $47,603,000        $17,466,000

                                                                    =========================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                             $1,931,000         $1,791,000
  Other current liabilities                                                     1,753,000          1,358,000

                                                                    -----------------------------------------


      Total current liabilities                                                 3,684,000          3,149,000

Long-term liabilities                                                           1,947,000            286,000

Stockholders' equity                                                           41,972,000         14,031,000

                                                                    -----------------------------------------


                                                                              $47,603,000        $17,466,000

                                                                    =========================================

                               THERMOGENESIS CORP.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                          Three Months Ended                      Years Ended
                                                               June 30,                             June 30,
                                                         2006             2005                2006            2005

                                                   ----------------------------------   ---------------------------------


Net revenues                                              $3,557,000      $3,099,000         $12,048,000     $10,177,000

Cost of revenues                                           2,239,000       2,195,000           7,705,000       7,089,000

                                                   ----------------------------------   ---------------------------------


    Gross profit                                           1,318,000         904,000           4,343,000       3,088,000

                                                   ----------------------------------   ---------------------------------

Gross profit %                                                   37%             29%                 36%             30%

Expenses:

  Selling, general and administrative                      2,055,000       1,605,000           7,156,000       5,837,000

  Research and development                                 1,202,000       1,732,000           4,157,000       5,673,000

                                                   ----------------------------------   ---------------------------------


    Total operating expenses                               3,257,000       3,337,000          11,313,000      11,510,000

Interest and other income, net                               457,000          50,000             828,000         202,000

                                                   ----------------------------------   ---------------------------------


Net loss                                                ($1,482,000)    ($2,383,000)        ($6,142,000)    ($8,220,000)

                                                   ==================================   =================================


Basic and diluted net loss per common share                  ($0.03)         ($0.05)             ($0.12)         ($0.18)

                                                   ==================================   =================================


Shares used in computing per share data                   54,867,737      45,859,348          49,583,823      45,427,047

                                                   ==================================   =================================
